SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported)
                                 July 24, 2003


                        PACKAGING DYNAMICS CORPORATION
        ---------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


           Delaware                 000-49741                 32-0009217
         ---------------         -----------------         ---------------
 (State or Other Jurisdiction     (Commission             (IRS Employer
      of Incorporation)           File Number)           Identification No.)


3900 West 43rd Street, Chicago, Illinois                         60632
---------------------------------------------------            --------
(Address of Principal Executive Office)                        (Zip Code)


Registrant's telephone number, including area code:  (773) 843-8000


                                      N/A
              ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  Financial Statements and Exhibits

         (c) Exhibits.

               Exhibit
               Number        Description
               -------       --------------

                 99 Packaging Dynamics Corporation Press Release dated July 24, 2003.


ITEM 12. Results of Operations and Financial Condition.

         On July 24, 2003, Packaging Dynamics Corporation issued a press release announcing its results of operations for the second quarter ended June 30, 2003. A copy of the press release, dated July 24, 2003, is furnished herewith as Exhibit 99.

         In addition to financial results determined in accordance with generally accepted accounting principles ("GAAP"), Packaging Dynamics utilizes non-GAAP financial measures (within the meaning of Regulation G promulgated by the Securities and Exchange Commission) in its second quarter 2003 press release. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. Non-GAAP financial measures are used because management believes this information provides investors useful information in evaluating the results of the continuing operations and believes that this information provides the users of the financial statements a valuable insight into the operating results given the restructuring of Packaging Dynamics and distribution by Ivex Packaging Corporation of its ownership interest in Packaging Dynamics last year. The non-GAAP measure of EBITDA is presented to supplement the consolidated financial statements in accordance with GAAP. Specifically, management believes that EBITDA is of interest to its investors and lenders in relation to its debt covenants, as certain of its debt covenants include EBITDA as a performance measure. Packaging Dynamics defines EBITDA as earnings from operations plus depreciation and amortization. EBITDA does not represent cash flow from operations, as defined by GAAP. EBITDA should not be considered a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.

         This information is furnished pursuant to Item 12 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. By filing this report on Form 8-K and furnishing this information, Packaging Dynamics makes no admission as to the materiality of any information in this report that is required to be disclosed solely by Item 12.


                                 EXHIBIT INDEX


Exhibit
Number          Description
-------         -----------

99              Packaging Dynamics Corporation Press Release dated
                July 24, 2003.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PACKAGING DYNAMICS CORPORATION
                                            Registrant


Date:  July 24, 2003                        By: /s/ Henry C. Newell
                                                ---------------------------
                                                Henry C. Newell
                                                Vice President and Chief
                                                Financial Officer

                                                                    Exhibit 99

FOR IMMEDIATE RELEASE

FOR:                                    CONTACT:
      Packaging Dynamics Corporation             Ms. Sharon Thompson
      3900 West 43rd Street                      Packaging Dynamics Corporation
      Chicago, IL  60632                         (773) 843-8013


            Packaging Dynamics Corporation Reports Results for the
                      Second Quarter Ended June 30, 2003

Chicago, IL: Thursday, July 24, 2003 - Packaging Dynamics Corporation (NASDAQ-PKDY) reported results of operations for the second quarter ended June 30, 2003. The results of operations prior to July 1, 2002 include the results of operations of its wholly owned subsidiary, Packaging Holdings, L.L.C. On July 1, 2002, Packaging Dynamics commenced trading on NASDAQ after it acquired Packaging Holdings, L.L.C. and after Ivex Packaging Corporation distributed its Packaging Dynamics shares to Ivex's shareholders.

Net sales for the second quarter of 2003 were $65.4 million, consistent with net sales of $65.7 million for the same period in 2002. Net sales for the six months ended June 30, 2003 were $129.9 million, representing a 3.2% increase over net sales of $125.9 million for the same period in 2002. Net income for the three and six months ended June 30, 2003 were $1.5 million and $2.6 million, respectively, compared with net income for the three and six months ended June 29, 2002 of $1.1 million and $0.6 million, respectively. Basic and fully diluted earnings per share were $0.16 in the second quarter of 2003 and $0.27 for the six months ended June 30, 2003.

The net income of Packaging Holdings, L.L.C. for the three and six months ended June 29, 2002 reflects the corporate structure prior to July 1, 2002. If the taxable income was reported as part of a C-corporation, based on an assumed 39.5% tax rate, the income tax provision for the second quarter of 2002 would increase by $0.6 million to $0.9 million and would increase by $0.8 million to $1.5 million for the six months ended June 29, 2002. Interest expense for the three and six months ended June 29, 2002 included interest of $0.6 million and $1.1 million, respectively, on a note which was cancelled in connection with the distribution of shares by Ivex Packaging. Additionally, administrative expense for the three and six months included $0.2 million and $1.3 million of expense relating to an existing long term incentive plan which was terminated, respectively. Excluding the impact of these items, net income for the three and six months ended June 29, 2002 were $1.3 million, or $0.14 per share, and $2.2 million, or $0.23 per share, respectively.

"Packaging Dynamics delivered another strong quarter with solid volume and improving margins in our converting operations. The margin improvement reflects the impact of our ongoing cost and productivity initiatives. The paper mill had a $0.9 million operating loss in the quarter due to increases in both natural gas and pulp. Despite the continuing economic uncertainty in the market place and the pressures presented by increasing raw material costs, our business delivered 14% earnings per share growth versus second quarter, 2002." said Frank V. Tannura, Chairman. "Packaging Dynamics continues to execute against its growth strategy and targets $.70 earnings per share in 2003."

The company will hold a conference call on July 25, 2003 at 10:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 888-273-9891 (U.S.) by 9:45 a.m. (ET) on July 25th. The access code is "Packaging Dynamics Quarterly Earnings Conference." A replay of the call will be available from approximately 5:00 p.m. (ET) on July 25th through 12:59 a.m.
(ET) on August 2rd. To access the replay, please dial 800-475-6701 (U.S.) or 320-365-3844 (International), access code 690802.

Packaging Dynamics, headquartered in Chicago, Illinois, is a vertically integrated flexible packaging company that laminates and converts paper, film and foil into various value-added flexible packaging products for the food service, food processing, bakery, supermarket, deli and concession markets as well as a limited number of industrial markets.

The statements contained in this press release are forward-looking and are identified by the use of forward looking words and phrases, such as "estimates," "plans," "expects," "to continue," "subject to," "target" and such other similar phrases. These forward-looking statements are based on the current expectations of the company. Because forward looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) changes in consumer demand and prices resulting in a negative impact on revenues and margins; (ii) raw material substitutions and increases in the costs of raw materials, utilities, labor and other supplies; (iii) increased competition in the company's product lines; (iv) changes in capital availability or costs; (v) workforce factors such as strikes or labor interruptions; (vi) the ability of the company and its subsidiaries to develop new products, identify and execute capital programs and efficiently integrate acquired businesses; (vii) the cost of compliance with applicable governmental regulations and changes in such regulations, including environmental regulations; (viii) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; and (ix) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Following are more detailed financial results for the quarter ended June 30, 2003.


                                                Packaging Dynamics Corporation
                                       Condensed Consolidated Statements of Operations
                                        (dollars in thousands, except per share data)
                                                         (unaudited)

         For the three months ended June 30, 2003            For the three months ended June 29, 2002
         ----------------------------------------            ----------------------------------------
                               Reported                Reported     Adjustments       Adjusted
                               --------                --------     -----------       --------
Net sales                        $ 65,417            $ 65,731                          $ 65,731
Cost of goods sold                 57,094              57,874                            57,874
                           ---------------           ---------      ---------        -----------
Gross profit                        8,323               7,857              -              7,857
                           ---------------           ---------      ---------        -----------
Operating expenses:
  Selling                           1,842               1,858           (219) (1)         1,639
  Administrative                    2,323               2,319                             2,319
                           ---------------           ---------      ---------        -----------
  Total operating expenses          4,165               4,177           (219)             3,958
                           ---------------           ---------      ---------        -----------
Income from operations              4,158               3,680            219              3,899
Interest expense                    1,654               2,280           (558) (2)         1,722
                           ---------------           ---------      ---------        -----------
Income before income taxes          2,504               1,400            777              2,177
Income tax provision                  989                 293            578  (3)           871
                           ---------------           ---------      ---------        -----------
Net income                        $ 1,515             $ 1,107          $ 199            $ 1,306
                           ===============           =========      =========        ===========

Reconciliation of Net
income to EBITDA:                                   Reconciliation of Adjusted Net income to EBITDA:
  Net Income                      $ 1,515                                               $ 1,306
  Income tax provision                989                                                   871
  Interest expense                  1,654                                                 1,722
  Depreciation                      1,917                                                 1,963
  Amortization                         90                                                    18
                           ---------------                                            -----------
  EBITDA                          $ 6,165                                               $ 5,880
                           ===============                                            ===========

Net income per share:
  Basic                            $ 0.16                                               $ 0.14
                           ===============                                            ===========
  Fully diluted                    $ 0.16                                               $ 0.14
                           ===============                                            ===========

Weighted average shares
outstanding:
  Basic                         9,668,304                                              9,437,750 (4)
                           ===============                                            ===========
  Fully diluted                 9,760,456                                              9,664,443 (4)
                           ===============                                            ===========




                                                Packaging Dynamics Corporation
                                       Condensed Consolidated Statements of Operations
                                        (dollars in thousands, except per share data)
                                                         (unaudited)


                For the six months ended June 30, 2003                For the sx months ended June 29, 2002
                --------------------------------------                -------------------------------------
                                Reported                           Reported        Adjustments         Adjusted
                                --------                           --------        -----------         --------

Net sales                       $129,871                           $125,856                             $125,856
Cost of goods sold               113,567                            111,027                              111,027
                             ------------                      -------------      -------------       -----------
Gross profit                      16,304                             14,829                  -            14,829
                             ------------                      -------------      -------------       -----------
Operating expenses:
  Selling                          3,631                              3,692                                3,692
  Administrative                   5,291                              5,253             (1,295) (1)        3,958
                             ------------                      -------------      -------------       -----------
  Total operating expenses         8,922                              8,945             (1,295)            7,650
                             ------------                      -------------      -------------       -----------
Income from operations             7,382                              5,884              1,295             7,179
Interest expense                   3,123                              4,576             (1,106) (2)        3,470
                             ------------                      -------------      -------------       -----------
Income before income taxes         4,259                              1,308              2,401             3,709
Income tax provision               1,677                                681                803  (3)        1,484
                             ------------                      -------------      -------------       -----------
Net income                       $ 2,582                              $ 627            $ 1,598           $ 2,225
                             ============                      =============      =============       ===========

Reconciliation of Net
income to EBITDA:                                             Reconciliation of Adjusted Net income to EBITDA:
  Net Income                     $ 2,582                                                                 $ 2,225
  Income tax provision             1,677                                                                   1,484
  Interest expense                 3,123                                                                   3,470
  Depreciation                     3,917                                                                   3,904
  Amortization                       180                                                                      36
                             ------------                                                             -----------
  EBITDA                        $ 11,479                                                                $ 11,119
                             ============                                                             ===========

Net income per share:
  Basic                           $ 0.27                                                                  $ 0.24
                             ============                                                             ===========
  Fully diluted                   $ 0.27                                                                  $ 0.23
                             ============                                                             ===========

Weighted average shares
outstanding:
  Basic                        9,652,862                                                               9,437,750 (4)
                             ============                                                             ===========
  Fully diluted                9,713,611                                                               9,664,443 (4)
                             ============                                                             ===========



                        PACKAGING DYNAMICS CORPORATION
           NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands, except per share data)
                                  (unaudited)


(1) On July 1, 2002, Packaging Dynamics granted to management, for incentive purposes and in consideration of their waiver of cash payments under an existing Long Term Incentive Plan, stock options for the purchase of an aggregate of 815,089 shares of its common stock under the 2002 Long Term Incentive Stock Plan. Additionally, on July 1, 2002, Packaging Dynamics granted to former employees stock options for the purchase of an aggregate of 29,047 shares of its common stock under individual nonqualified stock option agreements in consideration of their waiver of cash payments under the existing Long Term Incentive Stock Plan. The options granted to management have an exercise price of $3.90 per share that was below the fair market value of Packaging Dynamics common stock on the grant date and, although fully vested, are not exercisable for three years after the grant date. Consequently, the company has the right to repurchase an executive's options if he terminates employment before the end of the three-year period. The company recorded a non-cash compensation charge of $1,295 in the six months ended June 29, 2002 (of which $219 was recorded during the quarter ended June 29, 2002) related to these management incentive plans. As such, the adjustment reflects the elimination of charges related to this long-term compensation plan.

(2) Reflects the elimination of interest expense related to the cancellation of the 12% Promissory Note in connection with the distribution of Ivex Packaging Corporation's shares of Packaging Dynamics Corporation.

(3) The contribution of ownership interests of Packaging Holdings to Packaging Dynamics Corporation changes the way taxable income is reported. The taxable income of Packaging Holdings, a limited liability company, was reported by its members. The taxable income of Packaging Dynamics, a C-corporation, will be reported on Packaging Dynamics' tax return. This difference in the way taxable income is reported is reflected in the recording of an adjusted income tax provision based on an assumed tax rate of 39.5%.

(4) Weighted average shares outstanding of 9,437,750 is calculated based on the number of shares of common stock outstanding after the contribution of Packaging Holdings, L.L.C. ownership interest to Packaging Dynamics. Diluted weighted average shares outstanding reflects the dilutive effect of 226,686 shares related to the anticipated issuance after the distribution of 844,093 options with a strike price of $3.90 per share, using the market value of Packaging Dynamics at June 29, 2002.

                   PACKAGING DYNAMICS CORPORATION
                    CONSOLIDATED BALANCE SHEETS
           (dollars in thousands, except per share data)


                                                                                             June 30,         December 31,
                                                                                              2003                2002
                                                                                           ------------      -------------
     ASSETS                                                                                (unaudited)
Current Assets:
         Cash and cash equivalents ........................................................  $   2,877          $   1,864
         Accounts receivable trade (net of allowance for doubtful accounts of
               $368 and $609) .............................................................     23,649             22,640
         Inventories ......................................................................     30,529             28,257
         Prepaid expenses and other .......................................................      4,745              3,995
                                                                                             ---------          ---------
                  Total current assets ....................................................     61,800             56,756
                                                                                             ---------          ---------

Property, Plant and Equipment:
         Property, plant and equipment ....................................................     94,201             91,077
         Less-accumulated depreciation ....................................................    (30,386)           (26,476)
                                                                                             ---------          ---------
                  Total property, plant and equipment .....................................     63,815             64,601
                                                                                             ---------          ---------
Other Assets:
         Goodwill, net of accumulated amortization ........................................     42,969             42,771
         Other ............................................................................      1,639              2,227
                                                                                             ---------          ---------
                  Total other assets ......................................................     44,608             44,998
                                                                                             ---------          ---------
Total Assets ..............................................................................  $ 170,223          $ 166,355
                                                                                             =========          =========

                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Current maturities of long-term debt .............................................  $  21,947          $   7,420
         Accounts payable .................................................................     26,325             23,299
         Accrued salary and wages .........................................................      2,866              2,627
         Other accrued liabilities ........................................................      7,403              6,433
                                                                                             ---------          ---------
                  Total current liabilities ...............................................     58,541             39,779
Long-term Debt ............................................................................     49,823             67,710
Other Liabilities .........................................................................      2,350              2,736
Deferred Income Taxes .....................................................................     10,536             10,423
                                                                                             ---------          ---------
Total Liabilities .........................................................................    121,250            120,648
                                                                                             ---------          ---------
Commitments and Contingencies
                                                                                             ---------          ---------
Stockholders' equity:
         Common stock, $.01 par value - 40,000,000 shares authorized; and
               9,681,504 shares issued and outstanding ....................................         97                 96
         Preferred stock, $.01 par value - 5,000,000 shares authorized; and no
               shares issued and outstanding ..............................................       --                 --
         Paid in capital in excess of par value ...........................................     46,069             45,560
         Accumulated comprehensive loss ...................................................        (79)              (253)
         Retained earnings ................................................................      2,886                304
                                                                                             ---------          ---------
                  Total stockholders' equity ..............................................     48,973             45,707
                                                                                             ---------          ---------
Total Liabilities and Stockholders' Equity ................................................  $ 170,223          $ 166,355
                                                                                             =========          =========

                        PACKAGING DYNAMICS CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                            (dollars in thousands)
                                  (unaudited)



                                                                                                 For the Six Months Ended
                                                                                                   June 30,     June 29,
                                                                                                   2003          2002
                                                                                                -----------    ----------

Cash flows from operating activities:
         Net income .............................................................................. $ 2,582          $   627
         Adjustments to reconcile net income to net cash from operating activities:
           Depreciation and amortization .........................................................   4,097            3,940
           Amortization of deferred finance costs ................................................     522              368
           Loss on disposal of equipment .........................................................       7               13
           Provision for doubtful accounts .......................................................    (241)             (28)
           Non-cash charge for long-term incentive compensation ..................................    --              1,295
           Non-cash interest to related party ....................................................    --              1,106
           Changes in operating assets and liabilities:
                  Accounts receivable ............................................................    (768)          (5,780)
                  Inventories ....................................................................  (2,272)           2,225
                  Other assets ...................................................................    (749)            (164)
                  Accounts payable and accrued liabilities .......................................   4,400            4,092
                                                                                                   -------          -------
                   Net cash from operating activities ............................................   7,578            7,694
                                                                                                   -------          -------
Cash flows used by investing activities:
         Additions to property, plant and equipment ..............................................  (3,140)          (2,229)
         Acquisition of Wolf Packaging, Inc., net of cash acquired ...............................    (198)            --
         Proceeds from sale of assets ............................................................       2              245
                                                                                                   -------          -------
                   Net cash used by investing activities .........................................  (3,336)          (1,984)
                                                                                                   -------          -------
Cash flows used by financing activities:
        Principal payments for loan obligations ..................................................  (3,360)          (2,860)
        Payment of financing costs ...............................................................    (114)          (1,700)
        Issuance of common stock .................................................................     245             --
                                                                                                   -------          -------
                   Net cash used by financing activities .........................................  (3,229)          (4,560)
                                                                                                   -------          -------
Net increase in cash and cash equivalents ........................................................   1,013            1,150
Cash and cash equivalents at beginning of period .................................................   1,864            1,041
                                                                                                   -------          -------
Cash and cash equivalents at end of period ....................................................... $ 2,877          $ 2,191
                                                                                                   =======          =======
Supplemental cash flow disclosures:
  Cash paid during the period for:
         Interest ................................................................................ $ 2,498          $ 2,912
         Income taxes ............................................................................     309              249
